UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2018, American Midstream Partners, LP (“AMID”) and Magnolia Infrastructure Holdings, LLC (“Magnolia”), an affiliate of AMID’s sponsor, ArcLight Capital Partners, LLC (“ArcLight”), entered into a Capital Contribution Agreement (the “Agreement”) to provide overhead support in connection with temporary curtailment of production flows at the Delta House platform (“Delta House”).

In the fourth quarter of 2017, AMID was notified by the operator of the Delta House FPS that certain third party-owned upstream infrastructure would require remedial work, resulting in a temporary delay of production volumes flowing into Delta House. This remediation is scheduled to be completed later in the second quarter of 2018, at which time full production is anticipated to resume flowing into Delta House. This has resulted in a reduction in cash distributions from Delta House, including those attributable to AMID’s 35.7% interest, during the pendency of the curtailment. Pursuant to the Agreement, Magnolia has agreed to provide quarterly capital contributions, commencing with the quarter ending March 31, 2018 and ending with respect to the quarter ending September 30, 2018, in an amount to be agreed, up to the difference between the amount of each quarterly cash distribution received by AMID on account of its interest in Delta House and the amount of the corresponding quarterly cash distribution expected to be received if production flows to Delta House had not been not curtailed.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements. All statements that are not statements of historical facts, including statements regarding our and Delta House’s future financial position, business strategy, budgets, distributions, projected costs and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” “guidance,” “designed” and similar terms and phrases to identify forward-looking statements in this Current Report. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control, including actions by Magnolia, ArcLight and by Delta House’s operator and producers. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see our “Risk Factors” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this Current Report. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Capital Contribution Agreement, dated as of March 11, 2018, between American Midstream Partners, LP, American Midstream GP, LLC and Magnolia Infrastructure Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

March 12, 2018